EXHIBIT 10.1
BELK, INC.
Revised Executive Long Term Incentive Plan
Participation Certificate
This CERTIFICATE and the attached Exhibit A set forth the terms and conditions under which Belk will issue shares of Belk, Inc. Class B common stock (“Stock”) to Executive based on the extent to which Belk meets or exceeds the Performance Goals for each Performance Period of the Revised Executive Long-Term Incentive Plan (“LTI Plan”) as set forth in Exhibit A. Notwithstanding any provision to the contrary, no shares will be issued under this Certificate to any Executive who is a “covered employee” under §162(m) of the Internal Revenue Code unless and until the shareholders of Belk approve the material terms of the performance goals under the LTI Plan. All of the terms used in this CERTIFICATE and in Exhibit A that begin with a capital letter are either defined in this CERTIFICATE, in Exhibit A or in the Belk Inc. 2000 Incentive Stock Plan, which is incorporated by reference.

Executive:

Performance Period:

Executive’s Number of Shares:

50% of available shares based on EBIT % performance;
50% of available shares based on Sales $performance

Months Eligible:

Performance Goals

Sales Goal (mil)

EBIT % Goal

ROIC Goal

Signature Required:
Participant ________________________
Date ______________________________

EXHIBIT A
Revised Executive Long Term Incentive Plan
§ 1. Establishment of Plan and Effective Date. This Exhibit A shall constitute the LTI Plan as effective beginning with Belk’s 2009 fiscal year.
§ 2. Eligibility. The Committee in its discretion may designate one or more Executives to participate in the LTI Plan for a Performance Period within the first 90 days of such Performance Period. The Committee shall have the right in its discretion to add or remove Executives from participation in the LTI Plan for a given Performance Period.
§ 3. Definitions.
     3.1 Business Criteria. The term “Business Criteria” for purposes of this Program means (1) Belk’s cumulative sales, (2) Belk’s normalized earnings before interest and taxes, and (3) Belk’s return on invested capital.
     3.2 Committee. The term “Committee” means the Compensation Committee of the Board of Directors of Belk, or, if all the members of such Committee fail to satisfy the requirements to be an “outside director” under § 162(m) of the Code, a sub-committee of such committee which consists solely of members who satisfy such requirements.
     3.3 Delayed Issuance Date. The term “Delayed Issuance Date” means, for each Performance Period, as soon as is practical, and in any event no later than 2 1/2 months, after the end of Belk’s fiscal year that immediately follows the Performance Period.
     3.4 Executive. The term “Executive” means, for each Performance Period, the Belk senior executive who has been selected by the Committee in its discretion to participate in the LTI Plan for such Performance Period.
     3.5 LTI Plan. The term “LTI Plan” means this Revised Executive Long-Term Incentive Plan, as set forth in this Exhibit A.
     3.6 Performance Period. The term “Performance Period” means the fiscal year for Belk that is shown opposite such term on the CERTIFICATE.
     3.7 Target Number of Shares. The term “Target Number of Shares” means the number of shares of Stock shown opposite such term on the CERTIFICATE.
§ 4. Performance Goals.
     4.1 General. The Committee shall set forth in writing the Performance Goals for each Participant for a Performance Period no later than 90 days after the beginning of such Performance Period based on such Business Criteria as the Committee deems appropriate under the circumstances. The Committee shall have the right to use different Business Criteria for different Participants, and the Committee shall have the right to set different Performance Goals for Participants whose goals look to the same Business Criteria. The Business Criteria for each Participant may be based on company-wide performance, division-specific performance, department-specific performance, personal performance or on any combination of such criteria. No later than 90 days after the beginning of the Performance Period, the Committee shall establish the general, objective rules which the Committee will use to determine the extent, if any, that a Participant’s Performance Goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules. Further, in determining whether the Performance Goals for the Performance Period have been satisfied, the Committee may look at the performance of Belk as constituted on the first day of the Performance Period, the last day of the Performance Period, or either such date, if there is a material acquisition, disposition, or other unusual corporate transaction involving Belk during such Performance Period.
     4.2 Specific Performance Goals. The Performance Goals for a Performance Period shall be based on a Cumulative Sales Goal, an EBIT Goal, and/or a ROIC Goal.
     4.3 Cumulative Sales Goal.
     (a) Goal and Goal Adjustments. The term “Cumulative Sales Goal” means the cumulative sales goal for Belk for the Performance Period shown opposite such term on the CERTIFICATE.
     (b) Shares Subject to Goal. Fifty percent (50%) of the Target Number of Shares of Stock shall be subject to the condition that Belk reach the Cumulative Sales Goal for the Performance Period, and Executive shall forfeit his right to such shares for the Performance Period under this § 4.3 if Belk’s cumulative sales for the Performance Period are less than 95% of the Cumulative Sales Goal for such period.
     (c) Percentage of Target Number of Shares to be Issued. If Belk’s cumulative sales for the Performance Period equal or exceed 95% of the Cumulative Sales Goal for such period, then the percentage of the

Target Number of Shares of Stock issuable (subject to § 5 and § 6) under this § 4.3 to Executive shall be based on the percentage of the Cumulative Sales Goal which Belk reaches as follows:

Percentage of Sales Goal Reached	Percentage of Target Shares Issuable
95%	40%
96%	45%
97%	55%
98%	67%
99%	82%
100%	100%
101%	115%
102%	127%
103%	137%
104%	144%
105% or higher	150%
     4.4 EBIT Goal.
     (a) Goal and Goal Adjustments. The term “EBIT Goal” means the earnings before interest and taxes goal as a percentage of sales (excluding leased department sales) for Belk for the Performance Period shown opposite such term on the CERTIFICATE.
     (b) Shares Subject to Goal. Fifty percent (50%) of the Target Number of Shares of Stock shall be subject to the condition that Belk reach the EBIT Goal, and Executive shall forfeit his right to such shares for the Performance Period under this §4.4 if Belk’s earnings before interest and taxes for the Performance Period is less than 65% of the EBIT Goal for such period.
     (c) Percentage of Target Number of Shares to be Issued. If Belk’s earnings before interest and taxes as a percentage of sales

(excluding leased department sales) for the Performance Period equal or exceeds 65% of the EBIT Goal for such period, then the percentage of the Target Number of Shares of Stock issuable (subject to § 5 and § 6) under this § 4.4 to Executive shall be based on the percentage of the EBIT Goal which Belk reaches as follows:

Percentage EBIT Goal Reached	Percentage of Target Shares Issuable
Less than 65%	0%
65% or higher but less than 90%	20%
90%	40%
91%	41%
92%	42%
93%	44%
94%	47%
95%	51%
96%	56%
97%	63%
98%	73%
99%	85%
100%	100%
101%	114%
102%	125%
103%	133%
104%	138%
105%	142%
106%	145%
107%	147%
108%	148%
109%	149%
110% or higher	150%
     4.5 ROIC Goal and Adjustments. The term “ROIC Goal” means the return on invested capital goal for Belk for the Performance Period shown opposite such term on the CERTIFICATE. If the return on invested capital for Belk for the Performance Period is at least 95% of the ROIC Goal, the percentage of the Target Number of Shares to be issued to a Participant for the Performance Period shall increase by the multiplier shown in this § 4.5; provided, however, the multiplier in this § 4.5 shall not apply to any shares issued pursuant to § 4.4(c) based solely on Belk achieving less than 90% of the EBIT Goal for such Performance Period.

Percentage of ROIC Goal	Multiplier
95%	101.0%
96%	101.5%
97%	102.0%
98%	102.5%
99%	103.0%
100%	105.0%
101%	107.0%
102%	109.0%
103%	111.0%
104%	113.0%
105%	115.0%
     4.6 Rounding and Interpolation. All percentage figures computed under this § 4 shall be rounded to the nearest one tenth (1/10th) of a percent, all dollar figures computed under this § 4 shall be rounded to the nearest dollar, the number of shares of Stock issuable under § 4.3, § 4.4 and § 4.5 shall be rounded up to the nearest whole share and the Committee shall (wherever the Committee deems appropriate) interpolate between the percentages shown in § 4.3, § 4.4 and § 4.5 to determine the number of whole shares of Stock to be issued to Executive.
     4.7 Certification. The Committee at the end of each Performance Period shall certify the extent, if any, to which the Performance Goals set for each Participant for such Performance Period have been met and shall determine the number of whole shares of Stock issuable to a Participant based on the extent, if any, to which he or she met his or her Performance Goals. However, the Committee shall have the right to reduce (but not to increase) the number of whole shares of Stock determined under this § 4 to the extent that the Committee acting in its discretion determines that the Performance Goals set for a Participant for a Performance Period no longer were appropriate for such Participant at the end of such Performance Period. If the Committee certifies that shares of Stock are issuable to a Participant for any Performance Period, 50% of the number of shares of Stock issuable for such Performance Period shall be issued under the Belk Inc. 2000 Incentive Stock Plan as soon as practical after such certification has been made and in any event no later than 2 1/2 months after the end of the Performance Period provided the employment requirement under § 5 is satisfied, and the remaining 50% of the number of shares of Stock issuable for such Performance Period) shall be issued under the Belk Inc. 2000 Incentive Stock Plan on the Delayed Issuance Date provided the employment requirement in § 5 is satisfied. For the first year of this LTI Plan only (Belk fiscal year 2009), the number of shares to be issued at the end of the Performance Period based upon the extent to which the Performance Goals have been met (not including the number of shares to be issued on the Delayed Issuance Date) shall be increased by 50% as a special transition award.
     4.8 Maximum Shares of Stock. The maximum number of Shares of Stock issuable under this § 4 to Executive for a Performance Period shall be 100,000.
§ 5. Employment Requirement.
     5.1 General Rule. Executive shall forfeit Executive’s right to the issuance of any shares of Stock pursuant to § 4.3, § 4.4 or § 4.5 if Executive fails for any reason whatsoever to remain employed by Belk, a Belk Affiliate or a Belk Subsidiary from the start of the Performance Period through the date the shares are issued to Executive, except to the extent provided in § 5.2.
     5.2 Exceptions.
     (a) Employed After Performance Period Started. No forfeiture shall be effected under § 5.1 if Executive becomes employed by Belk, a Belk Affiliate or a Belk Subsidiary after the start of the Performance Period (but before the beginning of the fourth quarter of such period) and remained so employed through the end of the Performance Period and through the date such shares of Stock are issued to Executive, but the number of shares of Stock issuable to Executive, if any, shall be determined under § 5.2(e).
     (b) Death. No forfeiture shall be effected under § 5.1 if Executive’s employment by Belk, a Belk Affiliate or a Belk Subsidiary terminates after the start of the Performance Period and before the date shares of Stock are issued to Executive for such Performance Period as a result of Executive’s death, but the number of shares of Stock issuable on behalf of Executive, if any, shall be determined under § 5.2(e) and such shares shall be issued to Executive’s estate.
     (c) Disability. No forfeiture shall be effected under § 5.1 if Executive’s employment by Belk, a Belk Affiliate or a Belk Subsidiary Belk, is terminated after the start of the Performance Period and before the date shares of Stock are issued to Executive for such Performance Period because the Board deems that Executive is no longer able even with reasonable accommodation to perform the essential functions of Executive’s job as a result of a physical or mental impairment, but the number of shares of Stock issuable to Executive, if any, shall be determined under § 5.2(e).
     (d) Retirement. No forfeiture shall be effected under § 5.1 if, after Executive reaches age 55 and completes 10 years of service (as determined under the Belk 401(K) Savings Plan), Executive retires or otherwise separates from employment under circumstances which the Committee determines should be treated as the equivalent of retirement after the start of the Performance Period and before the date shares of Stock are issued to Executive Performance Period and Executive for the remainder of such time period refrains from engaging in any employment related activities which the Committee deems inconsistent with Executive’s status as a retired employee of Belk, a Belk Affiliate or a Belk Subsidiary; but the number of shares of Stock issuable to Executive, if any, shall be determined under § 5.2(e).

     (e) One Fiscal Quarter Minimum and Pro-Ration Rules.
     (1) Executive shall forfeit Executive’s right to the issuance of any shares of Stock pursuant to § 4.3, 4.4, § 4.5 and this § 5.2(e) unless Executive is employed by Belk, a Belk Affiliate or a Belk Subsidiary for at least one full fiscal quarter in the Performance Period.
     (2) If Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary for at least one full fiscal quarter in the Performance Period, the number of shares of Stock otherwise issuable to or on behalf of Executive shall be reduced by the Committee pursuant to this § 5.2(e) to reflect the fact that Executive was so employed for less than the full Performance Period. The Committee shall determine the reduced number of shares of Stock to be issued under the Plan to Executive by multiplying the number of shares of Stock otherwise issuable to Executive pursuant to § 4 by a fraction, the numerator of which shall be the number of full months (rounding down any partial months to the next lowest number of months) that Executive was employed by Belk, a Belk Affiliate or a Belk Subsidiary in such Performance Period and the denominator of which shall be twelve (12), and then rounding up to the nearest whole share of Stock.
§ 6. Stock Issuance and Minimum Tax Withholding. The Committee as soon as practicable after the end of the Performance Period shall determine the number of whole shares of Stock, if any, to be issued to Executive. For each issuance of shares of Stock to Executive, the Committee shall notify Executive of the number of shares to be issued by Belk and Executive’s deadline for making a decision regarding payment of withholding. If Executive fails to make such decision, and any required payment, by such deadline, Belk shall reduce the total number of whole shares of Stock to be issued to or on behalf of Executive at such time by a number sufficient for Belk to pay the minimum income tax withholding due on all such shares of Stock based on the value assigned by Belk to such shares of Stock and shall then issue the reduced number of shares of Stock to or on behalf of Executive. If Executive makes such payment, there will be no reduction in the total number of shares of Stock issued to Executive pursuant to this § 6, and the total number of shares of Stock due shall be issued to or on behalf of Executive.
§ 7. 2000 Incentive Stock Plan. Any Shares of Stock issued to or on behalf of Executive pursuant to the CERTIFICATE and this Exhibit A shall be issued subject to the terms and conditions set forth in the 2000 Incentive Stock Plan.
§ 8. Reference. All references in this Exhibit A or the Certificate to sections (§) shall be to sections (§) of this Exhibit A.
§ 9. Administration, Amendment and Termination. The Committee shall have the power to interpret and administer this Program as the Committee in its absolute discretion deems in the best interest of Belk and the Committee to the extent practicable shall do so to protect Belk’s right to deduct, in light of § 162(m) of the Internal Revenue Code, any shares of Stock issuable under the LTI Plan to any participant who is Belk’s chief executive officer or one of its four other executive officers who are treated under § 162(m) of the Internal Revenue Code as a “covered employee”. The Committee shall have the power to amend this program from time to time as the Committee deems necessary or appropriate and to terminate this program if the Committee deems such termination in the best interest of Belk.